SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                      MUNIHOLDINGS INSURED FUND II, INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                  Maryland                              Applied For
  ----------------------------------------    ---------------------------------
  (STATE OF INCORPORATION OR ORGANIZATION)    (IRS EMPLOYER IDENTIFICATION NO.)


MuniHoldings
Insured Fund II, Inc.                                      08536
800 Scudders Mill Road                                  ----------
Plainsboro, New Jersey                                  (ZIP CODE)
----------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     If this form relates to the           If this form relates to the
     registration of a class of            registration of a class of
     securities pursuant to Section        securities pursuant to Section
     12(b) of the Exchange Act and is      12(g) of the Exchange Act and is
     effective pursuant to General         effective pursuant to General
     Instruction A.(c), please check the   Instruction A.(d), please check the
     following box. |X|                    following box. |X|

SECURITIES TO BE REGISTERED PURSUANT TO
SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE                  NAME OF EACH EXCHANGE ON WHICH
SO REGISTERED                              EACH CLASS IS TO BE REGISTERED
-------------------------                  ------------------------------

Shares of Common Stock,                    New York Stock Exchange
par value $.10 per share


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated February 23, 1999, forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 333-70183, and 811-09191) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on February 23, 1999, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         (I) The following exhibits have been filed with the Commission:

                 (1)  Form of Certificate for Common Stock.*

                 (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

        (II) The following exhibits are to be filed with the New York Stock Exchange only:

                 (1)  Not applicable.
                 (2)  Not applicable.
                 (3)  Not applicable.
                 (4)  (a) Charter of the Registrant.
                      (b) By-Laws of the Registrant.
                 (5)  Specimen Certificate for Common Stock.
                 (6)  Not applicable.





--------------
*  Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

** Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.

     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MUNIHOLDINGS INSURED FUND II, INC.
                                        (Registrant)



                                        By:     /s/ Arthur Zeikel
                                           ----------------------------
                                              Arthur Zeikel
                                              President



February 17, 1999